UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                            -------------------------


                                   FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                Date of Report (Date of earliest event reported):
                                 August 31, 2004

                                  ------------



                                    PDI, INC.
                ------------------------------------------------
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

          DELAWARE                         0-24249               22-2919486
          --------                         -------               ----------
(STATE OR OTHER JURISDICTION            (COMMISSION            (IRS EMPLOYER
      OF INCORPORATION)                 FILE NUMBER)         IDENTIFICATION NO.)

                          Saddle River Executive Centre
                                1 Route 17 South
                             Saddle River, NJ 07458
                         -------------------------------

               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (201) 258-8450
                                 --------------

--------------------------------------------------------------------------------

Item 2.01. Acquisition or Disposition of Assets.

As previously reported on its Current Report on Form 8-K filed with the Securities and Exchange Commission on August 31, 2004, on August 31, 2004, PDI, Inc. completed its acquisition of the assets of Pharmakon, LLC (Pharmakon), a healthcare communications company focused on the marketing of ethical pharmaceutical and biotechnology products, located in Schaumburg, Illinois. The transaction was made pursuant to a definitive agreement, dated August 26, 2004 (the Asset Purchase Agreement), among the Company, its wholly-owned subsidiary InServe Support Solutions, Pharmakon and Steve Agnoff, Stuart Cass, Robert Clements and James Berardi, the owners of 100% of the outstanding and issued equity interests of Pharmakon (each, a Member and, collectively, the Members and, together with Pharmakon, the Sellers). The transaction is an asset acquisition for tax purposes. Prior to the execution of the Asset Purchase Agreement, there were no material relationships between the Company and the Sellers.

Pursuant to the Asset Purchase Agreement, the Company acquired substantially all of Pharmakon's assets, including, without limitation, its contracts, agreements, license agreements, tangible personal property, books and records, accounts receivables, intangible assets and intellectual property.

Under the terms of the Asset Purchase Agreement, Pharmakon received $27,383,195 in cash, after certain closing adjustments, upon closing of the transaction with the possibility of earning up to an additional $10 million in cash based upon achievement of certain annual profit targets by Pharmakon through December 2006.

Item 9.01. Financial Statements and Exhibits

This Form 8-K/A amends the current report on Form 8-K dated August 31, 2004 to include Item 9.01 (a) Financial Statements of Business Acquired and Item 9.01
(b) Pro Forma Financial Information

     (a)   Financial Statements of Business Acquired

     Report of Independent Registered Public Accounting Firm

     The following historical financial statements of Pharmakon are included in this report:

     Balance sheets as of June 30, 2004 (unaudited) and December 31, 2003

     Statements of income and members' equity for the six months ended June 30, 2004 and 2003 (unaudited) and the year ended December 31, 2003

     Statements of cash flows for the six months ended June 30, 2004 and 2003 (unaudited) and the year ended December 31, 2003

     (b)   Pro Forma Financial Information

     The following unaudited pro forma combined financial statements giving effect to the registrant's acquisition of Pharmakon completed August 31, 2004 are included in this report:

     Pro forma combined balance sheet as of June 30, 2004

     Pro forma combined statement of operations for the six months ended June 30, 2004 and the year ended December 31, 2003

     Notes to unaudited pro forma combined financial information

     (c)   Exhibits

     23.1  Consent from Mayer Hoffman McCann P.C.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members

PHARMAKON, LLC

We have audited the accompanying balance sheet of Pharmakon, LLC as of December 31, 2003, and the related statements of income and members' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pharmakon, LLC as of December 31, 2003, and the results of its operations and its cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

As discussed in Note 15 to the financial statements, the Company restated its 2003 financial statements during 2004 to reflect pass-through income and expenses as gross amounts, in conformity with U.S. generally accepted accounting principles. The effect of the restatement increased net sales and cost of goods sold by $2,027,844. The restatement has no effect on gross profit or net income.


/s/ MAYER HOFFMAN McCANN P.C.
------------------------------
MAYER HOFFMAN McCANN P.C.

Chicago, Illinois
October 28, 2004

                                 PHARMAKON, LLC
                                 BALANCE SHEETS
              AS OF JUNE 30, 2004 (UNAUDITED) AND DECEMBER 31, 2003

                                               June 30, 2004       December 31,
                                                (unaudited)            2003
                                               --------------------------------


                      ASSETS

Current assets:
     Cash                                        $ 1,706,245       $   326,744
     Accounts receivable                           1,500,771         3,908,403
     Other current assets                             57,485            23,535
                                                 -----------       -----------
     Total current assets                          3,264,501         4,258,682
                                                 -----------       -----------
Fixed assets, at cost, less
  accumulated depreciation                            73,752            80,772
Other assets
     Security deposit                                     --            12,784
     Goodwill                                      7,911,254         7,911,254
                                                 -----------       -----------
Total assets                                     $11,249,507       $12,263,492
                                                 ===========       ===========

       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
     Current portion of note payable             $   294,664       $   580,641
     Accounts payable                                292,229           628,830
     Accrued expenses                                643,602           443,648
     Honoraria payable                               795,667           935,180
     Deferred revenue                              2,995,329         3,817,299
                                                 -----------       -----------
     Total current liabilities                     5,021,491         6,405,598
                                                 -----------       -----------
Long-term liabilities
     Total long-term liabilities                          --                --
                                                 -----------       -----------
Total liabilities                                  5,021,491         6,405,598
                                                 -----------       -----------

                  MEMBERS' EQUITY
Members' equity                                  $ 6,228,016       $ 5,857,894
                                                 -----------       -----------
Total liabilities & members' equity              $11,249,507       $12,263,492
                                                 ===========       ===========

               See accompanying notes to the financial statements

                                           PHARMAKON, LLC

                              STATEMENTS OF INCOME AND MEMBERS' EQUITY

                     FOR THE SIX MONTHS ENDED JUNE 30, 2004 AND 2003 (UNAUDITED)

                              AND FOR THE YEAR ENDED DECEMBER 31, 2003


                                                         Six months ended                Year ended
                                                 ---------------------------------     ---------------
                                                 June 30, 2004     June 30, 2003        December 31,
                                                  (unaudited)       (unaudited)             2003
                                                 --------------  ---------------       ---------------
Net sales                                        $ 10,927,073       $ 7,250,500         $  17,155,843

Cost of goods sold                                  5,867,612         4,186,442             9,588,269
                                                 ------------       -----------         -------------

Gross profit                                        5,059,461         3,064,058             7,567,574

Total operating expenses                            1,780,680         1,636,460             3,083,934
                                                 ------------       -----------         -------------

Operating income                                    3,278,781         1,427,598             4,483,640

Other expenses                                          8,659            33,886               349,111
                                                 ------------       -----------         -------------

Net income                                       $  3,270,122       $ 1,393,713         $   4,134,529

Members' equity, beginning of period                5,857,894         2,923,365             2,923,365

Members' capital distributions                     (2,900,000)               --            (1,200,000)
                                                 ------------       -----------         -------------

Total members' equity                            $  6,228,016       $ 4,317,078         $   5,857,894
                                                 ============       ===========         =============


               See accompanying notes to the financial statements

                                 PHARMAKON, LLC
                            STATEMENTS OF CASH FLOWS
           FOR THE SIX MONTHS ENDED JUNE 30, 2004 AND 2003 (UNAUDITED)
                    AND FOR THE YEAR ENDED DECEMBER 31, 2003

                                                                 Six months ended             Year ended
                                                            -------------------------------  -------------
                                                            June 30, 2004    June 30, 2003    December 31,
                                                             (unaudited)      (unaudited)         2003
                                                            -------------------------------  -------------

    CASH FLOWS FROM OPERATING ACTIVITIES

       Net income                                           $ 3,270,122       $ 1,393,712     $ 4,134,529
       Adjustments to reconcile net income
         to net cash flows from operating
         activities:
           Depreciation                                          15,356            14,343          29,587
           Loss on disposition of fixed assets                       --             9,288          13,134
           Deferred noncompete fee                                  --                --         (69,048)
           Decrease (increase) in operating assets:
             Accounts receivable                              2,407,982         1,223,678        (231,576)
             Other current assets                               (21,516)           18,661          30,570
           Increase (decrease) in operating liabilities:
             Accounts payable                                  (336,601)         (235,333)        195,276
             Accrued expenses                                   199,954            36,130         (78,587)
             Honoraria payable                                 (139,513)          (41,924)        (66,079)
             Deferred revenue                                  (821,971)          (75,305)       (657,184)
                                                            -----------       -----------     -----------
           NET CASH FLOWS FROM OPERATING ACTIVITIES           4,573,813         2,343,250       3,300,622
                                                            -----------       -----------     -----------

    CASH FLOWS FROM INVESTING ACTIVITIES
       Proceeds from disposition of fixed assets                     --                               400
       Investment in fixed assets                                (8,335)          (20,145)        (31,947)
                                                            -----------       -----------     -----------
            NET CASH FLOWS FROM INVESTING ACTIVITIES             (8,335)          (20,145)        (31,547)
                                                            -----------       -----------     -----------

    CASH FLOWS FROM FINANCING ACTIVITIES
       Proceeds from bank loan                                       --                --       5,901,000
       Repayment of bank loan                                        --        (1,271,566)     (7,172,566)
       Prinicipal reduction of note payable                    (285,977)         (269,363)       (546,909)
       Members' capital distributions                        (2,900,000)               --      (1,200,000)
                                                            -----------       -----------     -----------
             NET CASH FLOWS FROM FINANCING ACTIVITIES        (3,185,977)       (1,540,929)     (3,018,475)
                                                            -----------       -----------     -----------

             NET INCREASE IN CASH                             1,379,501           782,176         250,600

             CASH, BEGINNING OF PERIOD                          326,744            76,144          76,144
                                                            -----------       -----------     -----------

             CASH, END OF PERIOD                            $ 1,706,245       $   858,320     $   326,744
                                                            ===========       ===========     ===========

               See accompanying notes to the financial statements

                                 PHARMAKON, LLC

                        NOTES TO THE FINANCIAL STATEMENTS

(1)      SIGNIFICANT ACCOUNTING POLICIES

         ORGANIZATION - Pharmakon, LLC (the "Company") was organized as a limited liability company under the laws of Illinois and will terminate on December 31, 2025. Under this form of organization, members are not liable for the debts of the Company. The Company also operates under different assumed names including C. Beck, LLC, Group Dynamics, LLC, ShareCom, LLC and VistaCom, LLC.

         On February 23, 2000, the Company purchased the assets of C. Beck & Associates, Inc. and related companies in exchange for assuming all of the outstanding operating liabilities and bank indebtedness.

         As discussed in Note 16, substantially all of the Company's assets were sold on August 31, 2004.

         NATURE OF OPERATIONS - The Company is a health care communications business that specializes in promoting pharmaceutical products to various health care audiences including physicians, nurses, physician assistants, nurse practitioners and pharmacists in the United States and Canada.

         Within the health care industry, the Company's promotional activities are classified as peer-to-peer and are executed primarily in the form of teleconferences and dinner meetings.

         FIXED ASSETS - Fixed assets are recorded at cost. Depreciation on fixed assets, which consist primarily of furniture, fixtures and equipment is computed using the straight-line method over the useful lives of the assets.

         INCOME TAXES - The Company is treated as a partnership for Federal tax purposes, and, as such, the Company is not liable for Federal income taxes. The members report their respective share of the Company's income on their individual tax returns. The Company remains liable for Illinois replacement tax.

         GOODWILL - Goodwill represents the excess of purchase price over the fair value of net assets acquired. In accordance with Financial Accounting Standards Board Pronouncement 142, "Goodwill and Other Intangible Assets," goodwill is not amortized but is tested for impairment annually.

         The Company reviewed goodwill for impairment by comparing the carrying value of the assets including goodwill to the estimated fair value. Management concluded that goodwill is not impaired. The carrying value of goodwill is $7,911,254 at each of June 30, 2004 and December 31, 2003.

         ACCOUNTS RECEIVABLE - The Company carries its accounts receivable at cost less an allowance for doubtful accounts. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, based on a history of past write-offs and collections and current credit conditions. No allowance for doubtful accounts was deemed necessary at June 30, 2004 or December 31, 2003. A receivable is considered past due if payments have not been received by the Company for 90 days.

         USE OF ESTIMATES - The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

                                 PHARMAKON, LLC

         PASS-THROUGH ACTIVITY - The Company incurs pass-through expenses such as speaker fees and related travel costs that are then billed to customers and treated as pass-through income. The amount of pass-through activity amounted to $754,504 (unaudited), $681,098 (unaudited) and $2,027,844 for the six months ended June 30, 2004 and 2003 and the year ended December 31, 2003, respectively.

(2)      FIXED ASSETS

                                           As of June 30,     As of December 31,
                                               2004                  2003
         Furniture and fixtures              $ 49,793              $ 49,793
         Equipment                            121,857               113,521
                                             --------              --------
              Total                           171,650               163,314

         Accumulated Depreciation              97,898                82,542
                                             --------              --------

              Net fixed assets               $ 73,752              $ 80,772
                                             ========              ========

         The total depreciation expense charged to operations for the six months ended June 30, 2004 and 2003 and the year ended December 31, 2003 was $15,356, (unaudited), $14,343 (unaudited) and $29,587, respectively.

(3)      HONORARIA PAYABLE

         Program participants customarily receive merchandise honoraria certificates redeemable for health care-related products as compensation for attending the Company's programs. The certificates are redeemed directly by the merchandise provider, who in turn invoices the Company as certificates are presented. During 2003, the Company changed its redemption period from two years to one year. Included in honoraria payable is an estimated liability associated with unredeemed merchandise certificates of $778,657 (unaudited) and $930,430 as of June 30, 2004 and December 31, 2003, respectively.

(4)      DEFERRED REVENUE

         Deferred revenue represents billings for programs to be held in the future. The Company recognizes these amounts as revenue once the related program occurs. Included in deferred revenue and accounts receivable is $1,078,041 (unaudited) and $2,215,670 representing uncollected prebillings as of June 30, 2004 and December 31, 2003, respectively.

(5)      BANK LOAN PAYABLE

         On October 17, 2000, the Company entered into a revolving loan agreement with LaSalle National Bank for a maximum borrowing of $2,750,000. The agreement was amended effective June 15, 2003, to decrease the maximum borrowing amount to $2,250,000 and to increase the interest rate from the prime rate (4.00% as of December 31, 2003) to the prime rate plus .75%. The note requires monthly payments of interest only and matures on June 15, 2005. The individual members have personally guaranteed the entire principal balance and have pledged their membership interests in the Company as collateral. The loan contains restrictive covenants relating to financial ratios and is secured by all of the Company's assets. There was no outstanding balance as of June 30, 2004 or December 31, 2003. During the six months ended June 30, 2003 and the year ended December 31, 2003, the Company incurred interest expense of $3,406 (unaudited)

                                 PHARMAKON, LLC
         and $3,441, respectively, related to this loan. There was no interest expense incurred during the six months ended June 30, 2004.

(6)      NOTE PAYABLE

         On October 19, 2000, the Company issued a promissory note to an honoraria vendor in the original principal amount of $2,127,897. The note bears interest at 6% per annum, requires monthly payments of principal and interest of $49,974, and matures on December 1, 2004. The outstanding balance at June 30, 2004 and December 31, 2003, is $294,664 and $580,641, respectively. During the six months ended June 30, 2004 and 2003, and the year ended December 31, 2003, the Company incurred interest expense of $13,865 (unaudited), $30,479 (unaudited) and $52,776, respectively related to this note.

(7)      LEASE AGREEMENTS

         On April 1, 2000, the Company entered into a three-year lease for office space in Schaumburg, Illinois. The lease required monthly base rent of $17,241, provided for base rent increases of approximately 3% per annum, and required as additional rent the tenants' proportionate share of the landlord's operating expenses and real estate taxes over a base year amount. This lease terminated March 31, 2003.

         In December 2002, the Company entered into a sublease agreement for new office space in Schaumburg, Illinois, which commenced on January 1, 2003, and expires on February 27, 2005, and requires monthly base rent of $6,392.

         Future minimum base rent is as follows:

         Years ending December 31,

         2004               $76,705
         2005                12,784
                            -------
         Total              $89,489
                            =======

         Rent expense charged to operations under these leases was $41,460 (unaudited), $97,828 (unaudited) and $132,946 for the six months ended June 30, 2004 and 2003 and the year ended December 31, 2003, respectively.

(8)      EMPLOYEE BENEFIT PLAN

         The Company has adopted a 401(k) plan that covers all of its employees. Participants can make contributions of up to 15% of their compensation and are 100% vested immediately. At the discretion of the board of directors, the Company may elect to make matching contributions of up to 6% of compensation. The Company made a matching contribution of $20,371 (unaudited), $20,777 (unaudited) and $41,487 for the six months ended June 30, 2004 and 2003 and the year ended December 31, 2003.

(9)      NONCOMPETE AGREEMENT

         The Company entered into a noncompete agreement with the owner of the predecessor companies of the Company through December 31, 2008, requiring monthly payments at varying amounts totaling $2,225,000 over the term of the agreement. The cost of this agreement is being recognized on a straight-line basis over the term of the agreement. Included in accrued expenses as of June 30, 2004 and December

                                 PHARMAKON, LLC

         31, 2003, was $193,214 (unaudited) and $217,738, representing the excess of the amount expensed to-date over the actual payments made. In 2003, the Company made a $20,000 payment as part of an agreement to decrease the final payments in 2008 by $40,000. On August 31, 2004, the noncompete agreement was terminated with a lump-sum payment of $950,000 in lieu of the remaining scheduled payments.

(10)     EMPLOYMENT AGREEMENTS

         On February 16, 2000, the Company entered into five-year employment agreements with two key employees that provide for a base salary and additional compensation based on a portion of the net proceeds upon sale of the Company. Total compensation under these employment agreements amounted to $208,756 (unaudited), $206,327 (unaudited) and $485,639, respectively, for the six months ended June 30, 2004 and 2003 and the year ended December 31, 2003.

(11)     RELATED PARTY TRANSACTIONS

         The Company engages a company owned by the former managing member to recruit program participants. Included in recruiting costs for the six months ended June 30, 2004 and 2003 and the year ended December 31, 2003 is $1,842,492 (unaudited), $1,603,431 (unaudited) and $3,131,961, respectively, of costs incurred to this related company, of which $40,313 (unaudited) and $52,949 is included in accounts payable as of June 30, 2004 and December 31, 2003, respectively.

(12)     BUSINESS CONCENTRATION

         Net sales to the Company's largest customers, who each accounted for more than 10% of sales, aggregated to 81% (5 customers) (unaudited), 81% (3 customers) (unaudited) and 66% (3 customers) of net sales for the six months ended June 30, 2004 and 2003 and the year ended December 31, 2003. Accounts receivable from these customers totaled 91% and 66% of the accounts receivable balance at June 30, 2004 and December 31, 2003, respectively.

(13)     CONCENTRATION OF CREDIT RISK

         The Company's cash is potentially exposed to concentration of credit risk. However, the Company's cash is placed with a major financial institution, which limits the Company's exposure.

                                 PHARMAKON, LLC

(14)     CASH FLOW DISCLOSURES

         The following is a summary of supplemental cash flow information for the year ended December 31, 2003:

         Cash paid:
              Interest                                        $ 60,680
                                                              ========
              Income taxes (Illinois replacement tax)         $ 17,094
                                                              ========

         During the six months ended June 30, 2003 and the year ended December 31, 2003, the Company wrote off leasehold improvements with an original cost of $111,758 and accumulated amortization of $102,470. During the six months ended June 30, 2003 and the year ended December 31, 2003, the Company sold equipment with an original cost of $15,251 and accumulated depreciation of $11,005.

(15)     RESTATEMENT

         The accompanying financial statements have been restated to reflect the gross up of pass-through income and expenses. The effect of the restatement increased net sales and cost of goods sold by $754,504 (unaudited), $681,098 (unaudited) and $2,027,844, respectively, for the six months ended June 30, 2004 and 2003 and the year ended December 31, 2004. The restatement has no effect on gross profit or net income.

(16)     SUBSEQUENT EVENTS

         On August 31, 2004, the assets of the Company were sold for an amount in excess of book value.

         The noncompete agreement described in Note 9 was terminated on August 31, 2004, with a lump-sum payment of $950,000 in lieu of the remaining scheduled payments.

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On August 31, 2004, PDI, Inc. acquired substantially all of the assets of Pharmakon in a cash transaction. The transaction was made pursuant to a definitive agreement, dated August 26, 2004 (the "Asset Purchase Agreement"), among the Company, its wholly-owned subsidiary InServe Support Solutions, Pharmakon and Steve Agnoff, Stuart Cass, Robert Clements and James Berardi, the owners of 100% of the outstanding and issued equity interests of Pharmakon (each, a "Member" and, collectively, the "Members" and, together with Pharmakon, the "Sellers"). Prior to the execution of the Asset Purchase Agreement, there were no material relationships between the Company and the Sellers. Under the terms of the Asset Purchase Agreement, Pharmakon received $27,383,195 in cash, after certain closing adjustments, upon closing of the transaction with the possibility of earning up to an additional $10 million in cash based upon achievement of certain annual profit targets by Pharmakon through December 2006. The results of operations and financial condition of Pharmakon have been included in the PDI, Inc. historical financial statements since the August 31, 2004 acquisition date.

The unaudited pro forma combined financial information gives effect to the acquisition of Pharmakon by PDI, Inc. as if the acquisition had occurred as of the beginning of the periods presented for purposes of the pro forma combined statements of operations.

The unaudited pro forma combined financial information should be read in conjunction with the historical consolidated financial statements and accompanying notes of PDI, Inc., which are included in its 2003 Annual Report on Form 10-K/A, and Pharmakon, which are included elsewhere in this document. The unaudited pro forma combined financial information is not intended to represent or be indicative of the consolidated results of operations or financial condition of PDI, Inc. that would have been reported had the transactions been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial condition of PDI, Inc.

                                                                PDI, INC.
                                                     PRO FORMA COMBINED BALANCE SHEET
                                                           AS OF JUNE 30, 2004

                                                                                                    Pro Forma         Pro Forma
(unaudited)                                                          PDI, Inc.        Pharmakon     Adjustment        Combined
                                                                    ----------        --------       --------        ----------
                                                                               (in thousands, except for share data)
                                 ASSETS
CURRENT ASSETS:
     Cash & cash equivalents                                        $   91,545        $  1,706       $ (1,706) (1)   $   64,520
                                                                                                      (27,025) (2)
     Short-term investments                                             33,795              --             --            33,795
     Accounts receivable, net                                           30,848           1,501             --            32,349
     Unbilled cost & accrued profits contracts in
       progress                                                          4,991              --             --             4,991
     Deferred training and other program costs                           3,037              --             --             3,037
     Other current assets                                               11,831              57          1,500  (3)       13,388
     Deferred tax asset                                                  6,834              --             --             6,834
                                                                    ----------        --------       --------        ----------
     TOTAL CURRENT ASSETS                                              182,881           3,264        (27,231)          158,914
                                                                    ----------        --------       --------        ----------
Net property and equipment                                              16,892              74             --            16,966
Deferred tax asset                                                       7,304              --             --             7,304
Goodwill                                                                11,132           7,911          2,585  (2)       21,628
Other intangible assets                                                  1,341              --         18,940  (2)       20,281
Other long-term assets                                                   3,830              --             --             3,830
                                                                    ----------        --------       --------        ----------
TOTAL ASSETS                                                        $  223,380        $ 11,249       $ (5,706)       $  228,923
                                                                    ==========        ========       ========        ==========
               LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
     Accounts payable                                               $    5,162        $    292       $  1,010  (2)   $    6,464
     Accrued returns                                                    11,382              --             --            11,382
     Accrued incentives                                                 14,050              --             --            14,050
     Accrued salaries and wages                                          9,203              --             --             9,203
     Unearned contract revenue                                          15,397           2,995             --            18,392
     Restructuring accrual                                                 444              --             --               444
     Current portion of long-term debt                                      --             295           (295) (1)           --
     Income taxes and other accrued expenses                            14,294           1,439           (193) (1)       15,540
                                                                    ----------        --------       --------        ----------
     TOTAL CURRENT LIABILITIES                                          69,932           5,021            522            75,475
                                                                    ----------        --------       --------        ----------
LONG-TERM LIABILITIES
     Deferred tax liability                                                 --              --             --                --
                                                                    ----------        --------       --------        ----------
     TOTAL LONG-TERM LIABILITIES                                            --              --             --                --
                                                                    ----------        --------       --------        ----------
TOTAL LIABILITIES                                                       69,932           5,021            522            75,475
                                                                    ----------        --------       --------        ----------
Commitments and Contingencies

STOCKHOLDERS' EQUITY:

Common stock, $.01 par value; 100,000,000 shares authorized;
     shares issued and outstanding, June 30, 2004 - 14,619,271;
     restricted; $.01 par value; shares issued and outstanding;
     June 30, 2004 - 161,115                                        $      148       $      --       $     --        $      148
Preferred stock, $.01 par value; 5,000,000 shares authorized, no
     shares issued and outstanding                                          --              --             --                --
Members' equity                                                             --           6,228         (1,218) (1)           --
                                                                                                       (5,010) (2)
Additional paid-in capital (includes restricted of $4,955
     as of June 30, 2004                                               115,421              --             --           115,421
Retained earnings                                                       40,523              --             --            40,523
Accumulated other comprehensive income                                      58              --             --                58
Unamortized compensation costs                                          (2,592)             --             --            (2,592)
Treasury stock, at cost: 5,000 shares at June 30, 2004                    (110)             --             --              (110)
                                                                    ----------        --------       --------        ----------
     TOTAL STOCKHOLDERS' EQUITY                                     $  153,448        $  6,228       $ (6,228)       $  153,448
                                                                    ----------        --------       --------        ----------
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                            $  223,380        $ 11,249       $ (5,706)       $  228,923
                                                                    ==========        ========       ========        ==========

        See accompanying notes to Pro Forma Combined financial statements

                                                  PHARMAKON, LLC
                                    PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                                       FOR THE YEAR ENDED DECEMBER 31, 2003

(Unaudited)                                                                       Year Ended December 31, 2003
                                                                                  ----------------------------
                                                                                                    Pro Forma       Pro Forma
                                                                        PDI         Pharmakon      Adjustments       Combined
                                                                    -----------------------------------------------------------
                                                                            (in thousands, except per share data)
Revenue
Service                                                             $  356,143       $  17,157      $      --        $  373,300
Product, net                                                           (11,613)             --             --           (11,613)
                                                                    ----------       ---------      ---------        ----------
Total revenue                                                          344,530          17,157             --           361,687
                                                                    ----------       ---------      ---------        ----------
Cost of goods and services
Program expenses (including related party amounts of
  $983 for the year ended December 31, 2003)                           254,162           9,588             --           263,750
Cost of goods sold                                                       1,287              --             --             1,287
                                                                    ----------       ---------      ---------        ----------
Total cost of goods and services                                       255,449           9,588             --           265,037
                                                                    ----------       ---------      ---------        ----------
Gross profit                                                            89,081           7,569             --            96,650
Compensation expense                                                    36,901           2,519             --            39,420
Other selling, general and administrative expenses                      30,347             859          1,281  (4)       32,487
Restructuring  and other related expenses                                  143              --             --               143
Litigation settlement                                                    2,100              --             --             2,100
                                                                    ----------       ---------      ---------        ----------
Total operating expenses                                                69,491           3,378          1,281            74,150
                                                                    ----------       ---------      ---------        ----------
Operating income                                                        19,590           4,191         (1,281)           22,500
Other income, net                                                        1,073             (56)          (353) (6)          664
                                                                    ----------       ---------      ---------        ----------
Income before provision for taxes                                       20,663           4,135         (1,634)           23,164
Provision for income taxes                                               8,405              --          1,017             9,422
                                                                    ----------       ---------      ---------        ----------
Net income                                                          $   12,258       $   4,135      $  (2,651)       $   13,742
                                                                    ==========       =========      =========        ==========
Basic net income per share                                          $     0.86                      $    0.11        $     0.97
                                                                    ==========                      =========        ==========
Diluted net income per share                                        $     0.85                      $    0.10        $     0.95
                                                                    ==========                      =========        ==========
Basic weighted average number of shares outstanding                     14,231                                           14,231
                                                                    ==========                                       ==========
Diluted weighted average number of shares outstanding                   14,431                                           14,431
                                                                    ==========                                       ==========

        See accompanying notes to Pro Forma Combined financial statements

                                                  PHARMAKON, LLC
                                   PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                                FOR THE SIX MONTHS ENDED JUNE 30, 2004 (UNAUDITED)

(Unaudited)                                                           Six Months Ended June 30, 2004
                                                                      ------------------------------
                                                                                       Pro Forma           Pro Forma
                                                          PDI          Pharmakon      Adjustments          Combined
                                                       -------------------------------------------------------------
                                                                   (in thousands, except per share data)
Revenue
Service                                                $  85,066        $ 10,927       $      --          $  195,993
Product, net                                              (1,030)             --              --              (1,030)
                                                       ---------        --------       ---------          ----------
Total revenue                                            184,036          10,927              --             194,963
                                                       ---------        --------       ---------          ----------
Cost of goods and services
Program expenses                                         135,471           5,868              --             141,339
Cost of goods sold                                           233              --              --                 233
                                                       ---------        --------       ---------          ----------
Total cost of goods and services                         135,704           5,868              --             141,572
                                                       ---------        --------       ---------          ----------
Gross profit                                              48,332           5,059              --              53,391
Compensation expense                                      18,140           1,299              --              19,439
Other selling, general and administrative expenses        12,148             482             641  (5)         13,271
Restructuring  and other related expenses                     --              --              --                   -
Litigation settlement                                         --              --              --                   -
                                                       ---------        --------       ---------          ----------
Total operating expenses                                   0,288           1,781             641              32,710
                                                       ---------        --------       ---------          ----------
Operating income                                          18,044           3,278            (641)             20,681
Other income, net                                            631              (8)           (189) (6)            434
                                                       ---------        --------       ---------          ----------
Income before provision for taxes                         18,675           3,270            (830)             21,115
Provision for income taxes                                 7,657              --           1,000               8,657
                                                       ---------        --------       ---------          ----------
Net income                                             $  11,018        $  3,270       $  (1,830)         $   12,458
                                                       =========        ========       =========          ==========
Basic net income per share                             $    0.76                       $    0.10          $     0.86
                                                       =========                       =========          ==========
Diluted net income per share                           $    0.74                       $    0.10          $     0.84
                                                       =========                       =========          ==========
Basic weighted average number of shares outstanding       14,497                                              14,497
                                                       =========                                          ==========
Diluted weighted average number of shares outstanding     14,843                                              14,843
                                                       =========                                          ==========


        See accompanying notes to Pro Forma Combined financial statements

                                    PDI, INC.

   Notes to Unaudited Pro Forma Combined Financial Statements

[A]  Basis of Presentation

The accompanying pro forma combined balance sheet and statements of operations reflect the pro forma effect of the acquisition (the Acquisition) of substantially all of the assets of Pharmakon which occurred on August 31, 2004. The transaction was made pursuant to a definitive agreement, dated August 26, 2004 (the Asset Purchase Agreement), among the Company, its wholly-owned subsidiary InServe Support Solutions, Pharmakon and Steve Agnoff, Stuart Cass, Robert Clements and James Berardi, the owners of 100% of the outstanding and issued equity interests of Pharmakon (each, a Member and, collectively, the Members and, together with Pharmakon, the Sellers). Prior to the execution of the Asset Purchase Agreement, there were no material relationships between the Company and the Sellers.

Pursuant to the Asset Purchase Agreement, the Company acquired substantially all of Pharmakon's assets, including, without limitation, its contracts, agreements, license agreements, tangible personal property, books and records, accounts receivables, intangible assets and intellectual property.

In accordance with the Asset Purchase Agreement, Pharmakon received $27,383,195 in cash, after certain closing adjustments, upon closing of the transaction with the possibility of earning up to an additional $10 million in cash based upon achievement of certain annual profit targets by Pharmakon through December 2006.

The pro forma combined balance sheet assumes that the Acquisition occurred on June 30, 2004. The pro forma combined statement of operations for the six months ended June 30, 2004 and the year ended December 31, 2003 assumes that the Acquisition occurred on January 1, 2004 and January 1, 2003, respectively. The pro forma combined financial statements for the year ended December 31, 2003 included the audited consolidated financial statements of PDI, Inc. as of December 31, 2003 and for the year then ended, which are included in its 2003 Annual Report on Form 10-K/A and the audited financial statements of Pharmakon, LLC as of December 31, 2003 and for the year then ended. The pro forma combined financial statements for the six months ended June 30, 2004 were prepared based on the interim unaudited consolidated financial statements of PDI, Inc. as of June 30, 2004 and for the six months then ended, which are included in its Report on Form 10-Q/A and the interim unaudited financial statements of Pharmakon, LLC as of June 30, 2004 and for the six months then ended. The accompanying pro forma combined balance sheet and statement of operations should be read in conjunction with the historical financial statements and related notes contained in the Company's 2003 Annual Report on Form 10-K/A.

These pro forma combined financial statements are provided for illustrative purposes only. Reliance should not be placed on these pro forma combined financial statements since they are not necessarily indicative of the financial position or the results of operations that would have been obtained if the Acquisition had occurred on the dates assumed or to project the results of operations for any future period or the financial condition at any future date.

[B] Pro Forma Combined Balance Sheet:

(1) Certain assets and liabilities were retained by the Members as a condition of the Asset Purchase Agreement. The Members retained all cash in the bank at closing (leaving a balance to clear outstanding checks). The Members also retained the outstanding current debt of Pharmakon and an accrued expense of $193.

(2) To give effect to the acquisition by the Company of Pharmakon including (a) the payment of cash of $27,025, (b) the accrual of direct closing costs of $1,010, (c) the elimination of Pharmakon's members'equity of $5,010 and previous goodwill of $7,911, and (e) the preliminary allocation of the purchase price over the estimated fair values of the assets and liabilities acquired to identifiable intangibles of $18,800, (primarily customer relationships and corporate trade names), covenant not-to-compete of $140, and goodwill of $10,496.

(3) Included in the cash paid for the Acquisition is $1,500, which is required to be placed in escrow and paid out in future periods upon the Company's approval of Pharmakon's final working capital deficiency statement as of the date of closing. The Company has 90 days from the closing date of the acquisition to determine that the final working capital deficiency statement is accurate. Any resulting adjustments would affect goodwill.

[C] Pro Forma Combined Statement of Operations:

The pro forma combined statements of operation for the six months ended June 30, 2004 and the year ended December 31, 2003 reflect the Acquisition as though it had occurred at the beginning of each of the respective periods and reflects the following adjustments:

(4) To reflect amortization for the year ended December 31, 2003 relating to identified intangible assets of $18,800 based on an estimated useful life of 15 years and a covenant not-to-compete of $140 with an estimated useful life of 5 years.

(5) To reflect amortization for the six months ended June 30, 2004 relating to identified intangible assets of $18,800 based on an estimated useful life of 15 years and a covenant not-to-compete of $140 with an estimated useful life of 5 years.

(6) To reflect the net adjustment of the following:

     (a) The estimated interest income of $203 and $405 that would have been forgone by the Company for the six months ended June 30, 2004 and the year ended December 31, 2003, respectively, had the acquisition occurred at the beginning of each period; net of

     (b) The estimated interest expense of $14 and $53 that would not have been incurred by Pharmakon for the six months ended June 30, 2004 and the year ended December 31, 2003, respectively, had the acquisition occurred at the beginning of each period.

(7) Reflects applicable income tax effect of the above adjustments and records tax expense on Pharmakon's income before provision for income taxes as Pharmakon had previously been an LLC and therefore, was not required to pay income taxes.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2004

                                    PDI, INC.
                                    (Registrant)

                          By:   /s/ Charles T. Saldarini

                                -----------------------
                                Charles T. Saldarini
                                Chief Executive Officer